King & Spalding
                          191 Peachtree Street
                         Atlanta, Georgia 30303



                           September 15, 1997

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: International Airline Support Group, Inc. (File No. 0-18352); SUPPLEMENTAL PROXY SOLICITATION MATERIALS

Ladies and Gentlemen:

          On behalf of International Airline Support Group, Inc. (the "Company"), we have enclosed for filing pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), a proxy soliciation letter from the Company to its Shareholders dated September 11, 1997.

          If you have any questions regarding the enclosed, please contact the undersigned at 404/572-4676.

                                   Very truly yours,

                                   /s/ Philip A. Theodore

                                   Philip A. Theodore

PAT:rm
Enclosure
cc:  Mr. George Murnane III

        [Letterhead of International Airline Support Group, Inc.]

                        September 11, 1997


          AN IMPORTANT REMINDER

Dear Shareholder:

     You have previously received proxy material in connection with the upcoming Annual Meeting of Shareholders of INTERNATIONAL AIRLINE SUPPORT GROUP, INC. to be held on September 22, 1997. Your Board of Directors has carefully considered the proposals on the ballot this year and
believes   they  are  in  the  best  interest  of  the  Company  and  its
Shareholders.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS.

     According to our latest records, your proxy for this meeting has not been received. Regardless of the number of shares you may own, it is important that they be represented at this meeting. YOUR VOTE IS VERY IMPORTANT.

     Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly. If you have already mailed your proxy, please disregard this request.

                              Sincerely,

                              /s/ George Murnane

                              George Murnane III
                              Executive Vice President and
                              Chief Financial Officer